UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 18, 2022 (March 14, 2022)

MONEYLION INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39346	85-0849243
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 West 21st Street, 9th Floor,

New York, NY 10010

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 380-1735

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	ML	The New York Stock Exchange
Redeemable warrants: each whole warrant exercisable for one share of Class A common stock, par value $0.0001	ML WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreements with Diwakar Choubey, Richard Correia and Timmie Hong

On March 14, 2022, MoneyLion Technologies Inc. (the “Company”), a Delaware corporation and the direct, wholly-owned subsidiary of MoneyLion Inc. (“MoneyLion”), entered into an employment agreement with each of Diwakar Choubey to serve as Chief Executive Officer (the “Choubey Employment Agreement”), Richard Correia to serve as Chief Financial Officer (the “Correia Employment Agreement”) and Timmie Hong to serve as Chief Product Officer (the “Hong Employment Agreement” and together with the Choubey Employment Agreement and the Correia Employment Agreement, the “Employment Agreements”; and each of Mr. Choubey, Mr. Correia and Mr. Hong with respect to his respective Employment Agreement, the “Executive” and collectively, the “Executives”). Each Employment Agreement is effective as of March 14, 2022 and continues for an initial three-year term, which will automatically renew for successive one-year terms unless either party provides 90 days’ prior written notice of non-renewal. The Employment Agreements supersede any prior employment agreements or offer letters with the foregoing named executive officers.

The Choubey Employment Agreement provides Mr. Choubey with an annual base salary of $650,000, the Correia Employment Agreement provides Mr. Correia with an annual base salary of $600,000, and the Hong Employment Agreement provides Mr. Hong with an annual base salary of $500,000. Pursuant to each Executive’s Employment Agreement, each Executive has an opportunity to earn an annual equity award grant, as determined by the Compensation Committee of the Board of Directors of MoneyLion (the “Compensation Committee”) and an annual bonus with a target amount to be determined by the Compensation Committee.

Upon the termination of any Executive’s employment under his respective Employment Agreement by the Company without “Cause,” by the Executive for “Good Reason,” due to the Company’s non-renewal of the applicable Employment Agreement or upon such Executive’s death or “Disability” (as such terms are defined in the applicable Employment Agreement), subject to certain conditions set forth in the applicable Employment Agreement, including the execution of a general release of any and all claims, the Executive will be entitled to (a) severance pay equal to the sum of (i) his base salary at his then current annual rate for a period of twelve months following the termination date and (ii) his target bonus at the amount in effect at the time of termination or, if no target bonus has been determined for the year during which the termination occurs, the annual bonus most recently paid to such Executive, (b) a pro rata performance-based annual bonus for the year of such Executive’s termination of employment, (c) continued participation in the Company’s group medical and dental plans for a specified period following termination and (d) the immediate vesting of the portion of any previously granted and unvested option awards that would have vested during the one-year period immediately following the date of termination of such Executive’s employment. Furthermore, in the event of the termination of any Executive’s employment within six months prior to or 24 months following a “Change in Control” (as defined in the applicable Employment Agreement), subject to certain conditions set forth in the applicable Employment Agreement, including the execution of a general release of any and all claims, the Executive will be entitled to (A) severance pay equal to the sum of (1) his base salary at his then current annual rate for a period of 24 months following the termination date and (2) two times his target bonus at the amount in effect at the time of termination or, if no target bonus has been determined for the year during which the termination occurs, the annual bonus most recently paid to such Executive, (B) a pro rata performance-based annual bonus for the year of such Executive’s termination of employment, (C) continued participation in the Company’s group medical and dental plans for a specified period following termination and (D) the immediate vesting of any previously granted and unvested option awards.

Each of the Employment Agreement contains customary perpetual non-disclosure, non-disparagement and, for a period of twelve months following termination of the Executive’s employment with the Company, non-compete and non-solicit covenants by which each of the Executives is bound.

The summary of the Employment Agreements set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreements, each of which is attached to this Current Report on Form 8-K as Exhibits 10.1, 10.2 and 10.3 and incorporated by reference herein.

Equity Awards to Diwakar Choubey, Richard Correia and Timmie Hong

Subject to the terms and conditions of the MoneyLion Inc. Omnibus Incentive Plan (the “Plan”) and the applicable award grant notices and agreements thereunder, on March 18, 2022, the Compensation Committee approved the following grants of equity awards to Mr. Choubey, Mr. Correia and Mr. Hong:

	Stock-Based Performance Share Award		LTIP Awards
	Dollar Amount	PSUs	Dollar Amount	RSUs	PSUs (100% Target)
Diwakar Choubey	$7,100,000	2,909,836	$8,000,000	2,185,902	1,092,787
Richard Correia	$5,100,000	2,090,164	$4,980,000	1,360,724	680,259
Timmie Hong	$3,500,000	1,434,426	$1,650,000	450,842	225,387

Share Price PSUs

The stock-based performance share awards (“Share Price PSUs”) will vest based on both the passage of time and the achievement of certain share price performance conditions prior to the fourth anniversary of the date of grant (the “Share Price Performance Conditions”), subject to the Executive’s continued service with MoneyLion or one of its subsidiaries through the applicable vesting date. With respect to the Share Price Performance Conditions, 25%, 50%, 75% and 100% of the Share Price PSUs will vest upon the achievement of a volume-weighted average price per share of the MoneyLion Inc. Class A common stock over 20 consecutive trading days equal to or greater than $8.00, $10.00, $12.00 and $15.00, respectively, in each case at any time within the four years following the grant date. With respect to the time-based performance condition, on the first anniversary of the grant date, 50% of the Share Price PSUs become eligible to vest upon the achievement of the Share Price Performance Conditions; on the second anniversary of the grant date, an additional 25% of the Share Price PSUs become eligible to vest upon the achievement of the Share Price Performance Conditions; and on the third anniversary of the grant date, the remaining 25% of the Share Price PSUs become eligible to vest upon the achievement of the Share Price Performance Conditions. Upon the occurrence of a “Change in Control” (as defined in the Plan), the time-based vesting condition shall be determined to have been met, and the achievement of the Share Price Performance Conditions will be determined in accordance with the per share price on the closing date of such Change in Control.

LTIP Awards

Two-thirds of the LTIP awards were awarded in the form of restricted stock units that will vest quarterly in twelve equal installments beginning on the last day of the three-month period beginning on February 15, 2022, subject to the Executive’s continued service with MoneyLion or one of its subsidiaries through the applicable vesting date. The remaining one-third of the LTIP awards were awarded in the form of performance share units (“KPI PSUs”) that are subject to vesting based on the achievement of specified target key performance indicators during 2022 related to MoneyLion’s revenue, customer acquisition and EBITDA (the “Performance Goals”), which will be determined by the Compensation Committee, subject to the Executive’s continued service with MoneyLion or one of its subsidiaries through the applicable vesting date. The KPI PSUs that may be earned will range from 80% to 120% of the KPI PSU grant amount determined by linear interpolation with respect to the achievement of the relevant Performance Goal within such range. Upon the date that the Compensation Committee certifies MoneyLion’s achievement of the applicable Performance Goals (if ever achieved), one-third of the earned KPI PSUs will vest immediately, and the remainder of the earned KPI PSUs will vest quarterly in eight equal installments beginning on the last day of the three-month period beginning on the date on which the Compensation Committee certifies MoneyLion’s achievement of the Performance Goals.

The summary of each of the equity awards set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the award grant notices and agreements, the forms of which will be filed as exhibits on the Company’s next Quarterly Report on Form 10-Q and are forward incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
10.1+	Employment Agreement, dated as of March 14, 2022, by and between MoneyLion Technologies Inc. and Diwakar Choubey.
10.2+	Employment Agreement, dated as of March 14, 2022, by and between MoneyLion Technologies Inc. and Richard Correia.
10.3+	Employment Agreement, dated as of March 14, 2022, by and between MoneyLion Technologies Inc. and Timmie Hong.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

+	Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONEYLION INC.

	By:	/s/ Richard Correia
		Name:	Richard Correia
		Title:	Chief Financial Officer
Date: March 18, 2022

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